Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Peraso Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	-	-	$4,500,000	0.00014760	$664.20
		Total Offering Amounts				$4,500,000		$664.20
		Total Fees Previously Paid						$0
		Total Fee Offsets						$0
		Net Fee Due						$664.20

(1)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.